                                             September 18, 1998


Via EDGAR

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

     Re:  West Penn Power Company
          Registration Statement No. 333-34511

Dear Sirs:

     On behalf of West Penn Power Company (the "Company"), enclosed herewith for filing pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended (the "Act"), is one copy of the Pricing Supplement, dated September 17, 1998, supplementing the Basic Prospectus dated September 9, 1997 and the Prospectus Supplement dated November 14, 1997, relating to the offering by the Company of $1,500,000 of unsecured Medium Term Notes. The copy of the Pricing Supplement has been marked in accordance with Rule 424(e) under the Act.

          Any questions with respect to this filing may be addressed to the undersigned at (724) 838-6770.

                                        Very truly yours,



                                        Carol G. Russ

cc:  Catherine A.Fisher
       (Securities and Exchange Commission)

     Thomas K. Henderson
       (Allegheny Energy, Inc.)

     Edward F. Petrosky
     Peter Carbone
     (Brown & Wood)

     Robert E. Buckholz
     Adam Kupitz
       (Sullivan & Cromwell)